

                    SUBSIDIARIES OF THE COMPANY-EXHIBIT 21.1


                         State or Other Jurisdiction of
          Subsidiary (1)                   Incorporation of Organization
------------------------------------       ----------------------------------
BFR Co., Inc.                              New Jersey
Chamberlain Associates, Inc.               California
Data Arts & Sciences, Inc.                 Massachusetts
Data Processing Professionals, Inc         Missouri
ESP Software Services, Inc.                Minnesota
Financial Data Systems, Inc                Washington
Innova Solutions, Inc.                     Texas
Jastech, Inc.                              Ohio
Pittsburgh Business Consultants, Inc.      Pennsylvania
TRC Computers, Inc.                        California
United Data Processing, Inc.               Oregon

(1) All subsidiaries operate under the names listed.  In addition,  BFR Co., Inc. conducts business as
             BFR Systems, and Financial Data Systems, Inc. conducts business as FDSI Consulting, United Data
             Processing, Inc. conducts business as UDP Consulting Services.

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